Exhibit (21)



                        Venturian Corp. and Subsidiaries

                         SUBSIDIARIES OF THE REGISTRANT

                                December 31, 1997



The Company's subsidiaries are:


                                                          State or Other
                                                     Jurisdiction in which
         Name                                       Incorporated or Organized
         ----                                       -------------------------

Napco International Inc.                                     Minnesota

Hopkins Tech Center LLC                                      Minnesota

Napco International Foreign Sales Corporation                U.S. Virgin Islands

Atio Corporation USA, Inc.                                   Minnesota

PC Express, Inc.                                             Minnesota